UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 3.1:	Certificate of Incorporation of Altair Nanotechnologies Inc., dated May 11, 2012, effective May 15, 2012.

EX. 3.2:	Certificate of Amendment to the Certificate of Incorporation of Altair Nanotechnologies Inc., dated December 11, 2012, effective December 17, 2012.

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Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Altair Nanotechnologies Inc. (the “Company”) has filed an amendment to its certificate of incorporation with the Secretary of State of Delaware, which amendment became effective on December 17, 2012.

The amendment to Article Four of the certificate of incorporation effected a six-to-one (6:1) consolidation (a/k/a 1-for-6 reverse stock spilt) of its shares of common stock effective as of 5:00 PM EST, December 17, 2012.  The consolidated shares of common stock began trading on a post-consolidation basis on December 18, 2012 on the Nasdaq Capital Market.

In the consolidation, the number of outstanding shares of common stock were reduced from approximately 69,537,911 shares pre-consolidation to approximately 11,589,652 shares post consolidation.   No fractional shares or scrip certificates were issued to the holders of the then issued and outstanding shares of the common stock.  Rather, any fractional share that remained after all shares beneficially held by a holder of the shares of common stock were consolidated was rounded up to a whole share of common stock.

Stockholders of record as of closing on December 17, 2012 will receive instructions explaining the process for exchange stock certificates.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Incorporation of Altair Nanotechnologies Inc., dated May 11, 2012, effective May 15, 2012.

3.2	Certificate of Amendment to the Certificate of Incorporation of Altair Nanotechnologies Inc., dated December 11, 2012, effective December 17, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: December 20, 2012	By	/s/ Stephen B. Huang
Stephen B. Huang, Chief Financial Officer

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